Exhibit 99.1

COGNIZANT REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

•Q4 revenue of $4.8 billion and full-year revenue of $18.5 billion
•Digital revenue grew 20% and 19% year-over-year in Q4 and full-year, respectively
•Q4 bookings growth of 22% year-over-year; full-year bookings of $23.1 billion, 1.2x book-to-bill
•Full-year operating cash flow of $2.5 billion and free cash flow1 of $2.2 billion
•Full-year 2022 revenue growth guidance 7.8% to 10.8%, or 8.5% to 11.5% in constant currency
•Q1 2022 quarterly dividend increased to $0.27 per share

TEANECK, N.J., February 2, 2022 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its fourth quarter and full-year 2021 financial results.

"I’m proud of Cognizant’s broad-based progress over the past year. We successfully executed our strategy by meaningfully enhancing our digital portfolio, strengthening our international presence, and helping our clients be successful,” said Brian Humphries, Chief Executive Officer. “We enter 2022 with momentum and confidence that our talented employees position us to capture the substantial market opportunity."

	Q4 2021	Q4 2020	Q4 2020 Samlink Impact[2]	FY 2021	FY 2020	2020 Samlink Impact[2]
Revenue (in billions)	$4.8	$4.2	($0.1)	$18.5	$16.7	($0.1)
Y/Y Growth (%)	14.2%		280 bps on Y/Y growth	11.1%		70 bps on Y/Y growth
Y/Y Growth CC1 (%)	14.5%			10.0%
GAAP operating margin	15.3%	11.1%	(300 bps)	15.3%	12.7%	(80 bps)
Adjusted Operating Margin[1]	15.3%	12.3%		15.4%	14.4%
GAAP diluted EPS	$1.10	$0.59	($0.25)	$4.05	$2.57	($0.27)
Adjusted Diluted EPS[1]	$1.10	$0.67		$4.12	$3.42

Fourth Quarter 2021 Performance by Business Segment

Financial Services revenue grew 18.5% year-over-year, or 18.8% in constant currency, which included the Q4 2020 Samlink Impact of positive 900 basis points and the benefit of recently completed acquisitions. Both banking and insurance growth improved, driven by demand for digital services. This was partially offset by clients' continued focus on cost optimization of supporting their legacy systems and operations. 2

Healthcare revenue grew 7.9% year-over-year, or 8.2% in constant currency. Revenue growth was led by life sciences, which was driven by increased demand for digital services. Revenue growth among healthcare clients was driven by our integrated software solutions.
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") and free cash flow are not measures of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.
2 Cognizant made an offer in the fourth quarter of 2020 to settle and exit a large customer engagement in the financial services segment (“Samlink Impact”).

Products and Resources revenue grew 17.7% year-over-year, or 18.0% in constant currency, which included the benefit of recently completed acquisitions and revenue growth driven by our clients' adoption of digital technologies. Demand among manufacturing, logistics, energy and utility clients remained strong and we have seen sustained demand throughout 2021 across retail, consumer goods, travel, and hospitality following the negative impact from the pandemic in 2020.

Communications, Media and Technology revenue grew 12.6% year-over-year, or 13.1% in constant currency. Revenue growth included the benefit of recently completed acquisitions and continued strong demand from technology clients.

Bookings
Q4 bookings3 grew 22% year-over-year, which resulted in full-year 2021 bookings of $23.1 billion, representing a book-to-bill of approximately 1.2x.

Return of Capital to Shareholders
During the fourth quarter, the Company repurchased 0.8 million shares for $66 million at an average price of $82.16 under its share repurchase program. As of December 31, 2021, there was $2.1 billion remaining under the current share repurchase authorization. On February 2, 2022, the Company declared a quarterly cash dividend of $0.27 per share, a 12% increase, for shareholders of record on February 18, 2022. This dividend will be payable on March 1, 2022.

“During 2021, we continued to invest in our people and strategic initiatives while navigating the heightened cost pressures driven by the labor supply-demand imbalance,” said Jan Siegmund, Chief Financial Officer. “With $2.7 billion of cash and short-term investments and free cash flow in excess of 100% of net income, we are well-positioned to execute our balanced capital allocation framework, including the third consecutive annual increase of the dividend we announced today.”

First Quarter and Full Year 2022 Outlook
The Company provided the following guidance:
•First quarter revenue is expected to be $4.80-$4.84 billion, or growth of 9.0-10.0% (10.2-11.2% in constant currency).
•Full-year 2022 revenue is expected to be $20.0-$20.5 billion, or growth of 7.8%-10.8% (8.5%-11.5% in constant currency).
•Full-year 2022 Adjusted Operating Margin4 is expected to expand 20 to 30 basis points to 15.6% to 15.7%.4
•Full-year 2022 Adjusted Diluted EPS4 is expected to be in the range of $4.46-$4.60.

3 In Q4 2021, we modified our definition of bookings. See “About Non-GAAP Financial Measures and Performance Metrics” for more information.
4 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a reconciliation at the end of this release.

Conference Call
Cognizant will host a conference call on February 2, 2022, at 5:00 p.m. (Eastern) to discuss the Company’s fourth quarter and full-year 2021 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call.
For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13725571 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, February 16, 2022. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.
About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, our strategy, competitive position and opportunities in the marketplace, investment in and growth of our business, the effectiveness of our recruiting and talent efforts and related costs, our and our clients’ shift to digital solutions and services and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, legal, reputational and financial risks resulting from cyberattacks, the impact of and effectiveness of business continuity plans during the COVID-19 pandemic, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
About Non-GAAP Financial Measures and Performance Metrics
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Income From Operations, Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Our non-GAAP financial measures, Adjusted Operating Margin, Adjusted Income From Operations and Adjusted Diluted EPS exclude unusual items. Additionally, Adjusted Diluted EPS excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.

Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding certain costs provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. In the fourth quarter of 2021, we modified our definition of bookings to exclude overlap related to early renewals and include bookings related to unintegrated acquired entities. We cannot restate bookings for full year 2020 because bookings data for unintegrated acquired entities are not reasonably available for periods preceding the fourth quarter of 2020. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for material subsequent terminations or reductions related to bookings originally recorded in prior year periods or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.
We disclose digital revenue as management believes it provides additional insights into the Company’s business. Measuring digital revenue requires the use of estimates and judgement, there are no independent standards or requirements governing the calculation and our calculation may differ from the calculations underlying similar such metrics disclosed by other companies.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
551-220-8246	475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$4,777	$4,184	$18,507	$16,652
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,030	2,662	11,604	10,671
Selling, general and administrative expenses	871	874	3,503	3,100
Restructuring charges	—	38	—	215
Depreciation and amortization expense	144	145	574	552
Income from operations	732	465	2,826	2,114
Other income (expense), net:
Interest income	7	14	30	119
Interest expense	(2)	(3)	(9)	(24)
Foreign currency exchange gains (losses), net	(1)	(11)	(20)	(116)
Other, net	1	2	—	3
Total other income (expense), net	5	2	1	(18)
Income before provision for income taxes	737	467	2,827	2,096
Provision for income taxes	(162)	(152)	(693)	(704)
Income (loss) from equity method investment	1	1	3	—
Net income	$576	$316	$2,137	$1,392
Basic earnings per share	$1.10	$0.59	$4.06	$2.58
Diluted earnings per share	$1.10	$0.59	$4.05	$2.57
Weighted average number of common shares outstanding - Basic	525	533	527	540
Dilutive effect of shares issuable under stock-based compensation plans	1	1	1	1
Weighted average number of common shares outstanding - Diluted	526	534	528	541

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,792	$2,680
Short-term investments	927	44
Trade accounts receivable, net	3,557	3,087
Other current assets	1,066	1,040
Total current assets	7,342	6,851
Property and equipment, net	1,171	1,251
Operating lease assets, net	933	1,013
Goodwill	5,620	5,031
Intangible assets, net	1,218	1,046
Deferred income tax assets, net	404	445
Long-term investments	463	440
Other noncurrent assets	701	846
Total assets	$17,852	$16,923
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$361	$389
Deferred revenue	403	383
Short-term debt	38	38
Operating lease liabilities	195	211
Accrued expenses and other current liabilities	2,532	2,519
Total current liabilities	3,529	3,540
Deferred revenue, noncurrent	40	36
Operating lease liabilities, noncurrent	783	846
Deferred income tax liabilities, net	218	206
Long-term debt	626	663
Long-term income taxes payable	378	428
Other noncurrent liabilities	287	368
Total liabilities	5,861	6,087
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 525 and 530 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	27	32
Retained earnings	11,922	10,689
Accumulated other comprehensive income (loss)	37	110
Total stockholders’ equity	11,991	10,836
Total liabilities and stockholders’ equity	$17,852	$16,923

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,		Guidance
	2021	2020	2021	2020	Full Year 2022
GAAP income from operations	$732	$465	$2,826	$2,114
Class Action Settlement Loss(a)	—	—	20	—
Realignment charges(b)	—	2	—	42
2020 Fit for Growth Plan restructuring charges(c)	—	36	—	173
COVID-19 charges(d)	—	13	—	65
Adjusted Income From Operations	$732	$516	$2,846	$2,394

GAAP operating margin	15.3%	11.1%	15.3%	12.7%
Class Action Settlement Loss	—	—	0.1	—	—
Realignment charges	—	—	—	0.3	—
2020 Fit for Growth Plan restructuring charges	—	0.9	—	1.0	—
COVID-19 charges	—	0.3	—	0.4	—
Adjusted Operating Margin	15.3%	12.3%	15.4%	14.4%	15.6% - 15.7%

GAAP diluted earnings per share	$1.10	$0.59	$4.05	$2.57
Effect of above adjustments to income from operations, pre-tax	—	0.10	0.04	0.52	—
Non-operating foreign currency exchange (gains) losses, pre-tax(e)	—	0.02	0.03	0.22	(e)
Tax effect of above adjustments(f)	—	(0.04)	—	(0.15)	(e)
Tax on Accumulated Indian Earnings(g)	—	—	—	0.26	—
Adjusted Diluted Earnings Per Share	$1.10	$0.67	$4.12	$3.42	$4.46 - $4.60
Notes:
(a)During 2021, the parties to the consolidated putative securities class action suit filed a settlement agreement that resolved the consolidated putative securities class action against us and certain of our former officers. The settlement agreement provides for a payment of $95 million to the putative class (inclusive of attorneys’ fees and litigation expenses). Adjusting for indemnification expenses, legal fees and other covered expenses incurred through September 7, 2021, the remaining available balance under the applicable directors and officers insurance policies was $75 million. As a result, we recorded a Class Action Settlement Loss of $20 million in "Selling, general and administrative expenses" in our third quarter 2021 unaudited consolidated financial statements.
(b)As part of the realignment program, during the year ended December 31, 2020, we incurred employee retention costs and professional fees. The total costs related to the realignment plan are reported in "Restructuring charges" in our unaudited consolidated statement of operations.
(c)As part of our 2020 Fit for Growth plan, during the year ended December 31, 2020, we incurred certain employee separation, employee retention and facility exit costs and other charges. The total costs related to the 2020 Fit for Growth Plan are reported in "Restructuring charges" in our unaudited consolidated statement of operations.
(d)During the year ended December 31, 2020, we incurred costs in response to the COVID-19 pandemic including a one-time bonus to our employees at the designation of associate and below in both India and the Philippines, certain costs to enable our employees to work remotely and costs to provide medical staff and extra cleaning services for our facilities. Substantially all of the costs related to the pandemic are reported in "Cost of revenues" in our unaudited consolidated statement of operations.
(e)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(f)Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income for the year ended December 31:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2021	2020	2021	2020
Non-GAAP income tax benefit (expense) related to:
Class Action Settlement Loss	—	—	6	—
Realignment charges	—	1	—	11
2020 Fit For Growth Plan restructuring charges	—	9	—	45
COVID-19 charges	—	3	—	17
Foreign currency exchange gains and losses	(2)	9	(5)	6
(g)During 2020 we reversed our indefinite reinvestment assertion on Indian earnings accumulated in prior years and recorded a $140 million Tax on Accumulated Indian Earnings. The recorded income tax expense reflects the India withholding tax on unrepatriated Indian earnings, which were $5.2 billion as of December 31, 2019, net of applicable U.S. foreign tax credits.

Reconciliations of net cash

(in millions)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$1,792	$2,680
Short-term investments	927	44
Less:
Short-term debt	38	38
Long-term debt	626	663
Net cash	$2,055	$2,023

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended December 31, 2021
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$1,547	32.3%	18.5%	18.8%
Healthcare	1,370	28.7%	7.9%	8.2%
Products and Resources	1,116	23.4%	17.7%	18.0%
Communications, Media and Technology	744	15.6%	12.6%	13.1%
Total Revenues	$4,777		14.2%	14.5%
Revenues by Geography:
North America	$3,495	73.2%	9.0%	9.0%
United Kingdom	439	9.2%	29.5%	28.4%
Continental Europe (b)	497	10.4%	38.1%	42.2%
Europe - Total (b)	936	19.6%	33.9%	35.5%
Rest of World	346	7.2%	24.0%	25.7%
Total Revenues	$4,777		14.2%	14.5%

	Twelve Months Ended December 31, 2021
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$6,051	32.7%	7.6%	6.3%
Healthcare	5,337	28.8%	10.0%	9.6%
Products and Resources	4,276	23.1%	15.7%	13.9%
Communications, Media and Technology	2,843	15.4%	14.5%	13.2%
Total Revenues	$18,507		11.1%	10.0%
Revenues by Geography:
North America	$13,636	73.7%	8.4%	8.2%
United Kingdom	1,642	8.9%	23.0%	16.6%
Continental Europe (b)	1,919	10.3%	16.1%	12.2%
Europe - Total (b)	3,561	19.2%	19.2%	14.2%
Rest of World	1,310	7.1%	21.0%	18.8%
Total Revenues	$18,507		11.1%	10.0%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)The Samlink Impact on our Financial Services revenue growth was 900 basis points and 220 basis points for the quarter and year ended December 31, 2021, respectively. The Samlink Impact on our Continental Europe revenue growth was 3,170 basis points and 770 basis points for the quarter and year ended December 31, 2021. The Samlink Impact on our Europe revenue growth was 1,780 basis points and 460 basis points for the quarter and year ended December 31, 2021.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$576	$316	$2,137	$1,392
Adjustments for non-cash income and expenses	77	108	846	1,094
Changes in assets and liabilities	172	474	(488)	813
Net cash provided by operating activities	825	898	2,495	3,299
Cash flows from investing activities:
Purchases of property and equipment	(65)	(89)	(279)	(398)
Net (purchases) sales of investments	(178)	94	(915)	283
Payments for business combinations, net of cash acquired	(255)	(54)	(970)	(1,123)
Net cash (used in) investing activities	(498)	(49)	(2,164)	(1,238)
Cash flows from financing activities:
Repurchases of common stock	(82)	(788)	(771)	(1,621)
Repayment of term loan borrowings and finance lease and earnout obligations	(13)	(13)	(53)	(50)
Net change in notes outstanding under the revolving credit facility	—	(1,740)	—	—
Dividends paid	(127)	(118)	(509)	(480)
Issuance of common stock under stock-based compensation plans	26	33	130	142
Net cash (used in) financing activities	(196)	(2,626)	(1,203)	(2,009)
Effect of exchange rate changes on cash and cash equivalents	(3)	21	(16)	(17)
Increase (decrease) in cash and cash equivalents	128	(1,756)	(888)	35
Cash and cash equivalents, beginning of period	1,664	4,436	2,680	2,645
Cash and cash equivalents, end of period	$1,792	$2,680	$1,792	$2,680

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	December 31, 2021	December 31, 2020
Number of shares repurchased	0.8	9.6

Remaining authorized balance as of December 31, 2021	$2,119

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$825	$898	$2,495	$3,299
Purchases of property and equipment	(65)	(89)	(279)	(398)
Free cash flow	$760	$809	$2,216	$2,901